Banc of America Securities was the affiliated member of the underwriting syndicate in all these issues.

Fund Series	                              Fund

Columbia Funds Series Trust 	   Columbia Asset Allocation Fund II
Columbia Funds Series Trust	   Columbia Total Return Bond Fund
Columbia Funds Series Trust	   Corporate Bond Portfolio

Fund	                                   Security

Columbia Asset Allocation Fund II Anadarko Petroleum Corp 6.45% 09/15/36 Columbia Total Return Bond Fund Anadarko Petroleum Corp 6.45% 09/15/36
Corporate Bond Portfolio	   Anadarko Petroleum Corp 6.45% 09/15/36

Fund	                          Trade Date	Quantity

Columbia Asset Allocation Fund II 9/14/2006	"100,000"
Columbia Total Return Bond Fund	  9/14/2006	"600,000"
Corporate Bond Portfolio	  9/14/2006	"70,000"

Fund	                           Price	 Amount    Broker Bought From

Columbia Asset Allocation Fund II   99.5280	"99,528"   Credit Suisse
Columbia Total Return Bond Fund     99.5280	"597,168"  Credit Suisse
Corporate Bond Portfolio	    99.5280	"69,670"   Credit Suisse